Exhibit 5.1

Brewer & Pritchard                                    Three Riverway, 18th Floor
                                                            Houston, Texas 77056
                                                             Tel: (713) 209-2950
A PROFESSIONAL CORPORATION                                   Fax: (713) 659-5302
ATTORNEYS & COUNSELORS                                    Website: www.BPLaw.com

                                  July 26, 2004

Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573

     Re:  Eagle Broadband, Inc.; Registration Statement on Form S-8

Gentlemen:

     We have represented Eagle Broadband, Inc., a Texas corporation ("Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-8 ("Registration Statement") in connection with the registration of 10,000,000 shares ("Shares") of the Company's common stock, par value $.001 per share under the Securities Act of 1933, as amended, to be offered pursuant to the Eagle Broadband, Inc. June 2004 Compensatory Stock Option Plan ("Plan").

     In this connection, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the Plan, the Articles of Incorporation of the Company, the Bylaws of the Company and the resolutions of the Board of Directors of the Company.

     We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

     Based solely upon a review of the documents described in paragraph 2 and 3 above, we are of the opinion that the Shares will be, when issued pursuant to the Plan, legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Brewer & Pritchard, P.C.

                                            BREWER & PRITCHARD, P.C.